As filed with the Securities and Exchange Commission on January 7, 2015

Registration No. 333-194975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAIRWIND ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	2821	46-2876282
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

FairWind Energy Inc.

14 Monarch Beach Plaza, Suite 254

Monarch Beach, California 92629

(949) 933-5411

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Winterhalter

President

FairWind Energy Inc.

14 Monarch Beach Plaza, Suite 254

Monarch Beach, California 92629

(949) 933-5411

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	750,000	(2)	$1.00	(2)	$750,000	$96.60
Common Stock, par value $0.001 per share	695,856	(3)	$1.00	(4)	$695,856	$129.60
TOTAL	1,756,250		$1.00		$1,756,250	$226.20

________________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 695,856 shares of common stock, $0.001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $1.00 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities And Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or  sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JANUARY 7, 2015

750,000 OF COMMON STOCK OFFERED BY FAIRWIND ENERGY INC.

695,856 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 750,000 of our common stock, and (ii) the resale by certain selling stockholders of FairWind Energy Inc. of up to 695,856 shares of common stock held by selling stockholders of FairWind Energy Inc. No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 750,000 shares of common stock at a fixed price of $1.00 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our management, will attempt to sell the shares. This Prospectus will permit our President, Michael Winterhalter to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares he may sell. Mr. Winterhalter will sell the shares and intends to offer them to friends, family members and business acquaintances. Mr. Winterhalter will not sell any of his respective shares until the Company sells all of the 750,000 shares in its offering. In offering the securities on our behalf, Mr. Winterhalter will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $1.00 per share for the duration of the offering, which is a period of 16 months from the effective date of this prospectus.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $1.00 per share, for the duration of the offering, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds to be received by the selling stockholders is $695,856, assuming that the selling shareholders sell all 695,856 shares they are collectively offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 6 of this prospectus.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, “FairWind Energy” refer to FairWind Energy Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Corporate Background and Business Overview

FairWind Energy Inc. is a development stage company. Our executive offices are located at 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California, and our telephone number is (949) 933-5411. We were incorporated under the laws of the state of Nevada on April 18, 2013. We are involved in the design, engineering and manufacturing of composite products. The initial thrust of our business will be to supply products to the oil and gas industry. These products will include upstream production products such as sucker rods, fracking plugs, casings and other products where high temperature resistance, chemical resistance and a low weight to strength ratio products offer advantages to traditional materials (e.g. , steel). If we are able to supply products to the oil and gas industry, then we plan to continue the development and sales of wind and solar hybrid energy systems. These systems also benefit from the use of higher performance materials (composites) and we will intend to incorporate them in product design and development.

Through its proprietary use of materials and manufacturing technique, FairWind Energy is developing power sources drawing from renewable energy supply. We also use our trade secrets and composite industry know-how to cross-market products into the oil & gas extraction industry. Providing a reliable power source based on renewable energies required us to address shortcomings of existing technologies ranging from availability of supply (i.e., solar power at night) to quality of componentry available (blades, stanchions, magnets). The hybridization of power sources (solar and wind) and manufacturing with next generation composite materials is our solution. Our fiscal year end is August 31, and we have no subsidiaries. Our business offices are currently located at 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629.

In a priority project, we are currently near developmental completion of a high strength, high Tg (high temperature use) composite designed and intended to be used in the oil & gas industry. Intended for use in the exploration and production sector, we have manufactured nearly 5,000 feet of “sucker rod” used to be use in connection with the extraction of oil and gas from underground. The employed design uses proprietary resin systems that exceed typical temperature use limits of competing thermosetting systems. Additionally, utilizing higher tensile strength reinforcements, our parts can achieve higher operating loads, allowing for superior performance. New designs for mechanical joints in the rod string have also been completed. Significant testing has been completed on the final design (and will be continuing). We believe that the testing marks we have achieved to date are a result of the high performance materials and architecture of the product.

Our intended business operations will be to make use of our proprietary resin systems and unique composite architecture and apply that to other areas. With proof of concept via physical and field trial testing in hand, we will proceed to apply the proven benefits (see above) in other infrastructure projects. Two examples that are currently in the examination stage, include pultruded power poles suitable for supporting high voltage electrical transmission lines. Another early stage endeavor is second generation composite strength members for cable and conductor. As a replacement to more typical construction materials (e.g., steel, aluminum, concrete and even lower performing FRP) – we believe that our composite parts mix the benefits of strength, weight, corrosion resistance, non-conductivity and high temperature operation.

Another project in current development is a hybrid power generating system, incorporating both solar and wind power. Initially, we have purchased wind turbines and are in the process of combining them with solar panels. The first planned demonstration project will be to power street/parking lot lighting. The potential to independently operate off battery stored power, or to back-feed into the grid is possible. After vetting the POC prototypes, we intend to combine already-established supply chain lines for componentry with in-house manufactured composite elements (e.g., see power poles above). This hybrid power project gives us some business diversity, as well as a secondary market for our composite metrics.

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Certain Information about this Offering

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses if 10% of the shares are sold	Proceeds to Company Before Expenses if 50% of the shares are sold	Proceeds to Company Before Expenses if 100% of the shares are sold

Common Stock	$1.00	Not Applicable	$75,000	$562,500	$750,000

Totals	$1.00	Not Applicable	$75,000	$562,500	$750,000

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $1.00 per share, for the duration of the offering, until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds to be received by the selling stockholders is $695,856 assuming that the selling shareholders sell all 695,856 shares they are collectively offering.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 10 of this prospectus.

Michael Winterhalter serves as our President and Chairman of the Board of Directors. Our other members of the board of directors are Eric Krogius, Robert Drust and Scott Thomas. We are a development stage company that has generated no revenues and has had limited operations to date. For the fiscal year ended August 31, 2014 we have incurred net losses of 208,878. As of August 31, 2014 we had total assets of $139,528 and total liabilities of $19,551. We have sold and issued an aggregate of 5,927,106 shares of our common stock since our inception through the date of this Prospectus. 4,000,000, or 67.49%, of the 5,927,106 shares are held by our President and Chairman, Michael Winterhalter.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements as of August 31, 2014. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

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THE OFFERING

The Offering

Securities offered:	We are offering up to 750,000 of our common stock. The selling stockholders are hereby offering up to 695,856 shares of our common stock.

Offering price:

The selling stockholders will offer and sell their shares of common stock at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	5,927,106

Shares outstanding after offering:	6,677,106

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 750,000 shares (after deducting estimated offering expenses payable by us) for professional fees, manufacturing runs, further development of our website, administration expenses, and marketing and advertising. See “Use of Proceeds” on page 13 for more information on the use of proceeds. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 695,856 shares of common stock under this prospectus.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from April 18, 2013 (Inception) through August 31, 2014, and our audited financial statements for the fiscal year ended August 31, 2014. Our working capital as at August 31, 2014 was $115,264.

August 31, 2014
Financial Summary
Cash and Deposits	$134,815
Total Assets	139,528
Total Liabilities	19,551
Total Stockholder’s Equity	$119,997

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For the Fiscal Year Ended August 31, 2014
Consolidated Statements of Operations
Total Operating Expenses	$208,878
Net Loss for the Period	$(208,878)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended August 31, 2014 were prepared assuming that we will continue our operations as a going concern. We were incorporated on April 18, 2013 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

The proceeds of this offering, if any, may not be sufficient to fund planned operations and may not even cover the costs of the offering and you may lose your entire investment.

Funds raised in this offering may not be sufficient to fund our planned operations and may not cover the costs of the offering.

We are offering a maximum of 750,000 shares of our common stock at $1.00 per share, however there is no minimum to our offering. Funds we raise in this offering, if any, may not be sufficient to fund our planned operations and may not even cover the costs of this offering. If we are not able to raise any funds in this offering, our company will be in a worse financial position then prior to commencement of the offering as we will still incur the costs of this offering. If we do not raise sufficient funds in this offering to fund our operations or even cover the costs of this offering, you may lose your entire investment.

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There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

We have incurred net losses of $208,878 from our inception on April 18, 2013 to August 31, 2014 and have completed only the preliminary stages of our business plan. We anticipate incurring additional losses before realizing any revenues and will depend on additional financing in order to meet our continuing obligations and ultimately, to attain profitability. We anticipate that our current cash assets will be extinguished by December 31, 2014. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. If we are unable to obtain additional financing from outside sources and eventually produce enough revenues, we may be forced to sell our assets, or curtail or discontinue our operations. If this happens, you could lose all or part of your investment.

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on April 18, 2013. We have no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on the development of our composite materials. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our composite materials and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

The composites materials industry is extremely competitive, and if we are not able to compete successfully against other manufacturers and suppliers of light weight and strong fiber, both large and small, we will not be able operate our business and investors will lose their entire investment.

The market for the composites materials industry is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the composites materials business have substantial competitive advantages than we have, including:

•	longer operating histories;
•	significantly greater financial, technical and marketing resources;
•	greater brand name recognition;
•	better distribution channels;
•	existing customer bases; and
•	commercially accepted products.

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Our competitors may be able to respond more quickly to new or emerging technologies and changes in the composites materials industry and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

The loss of the services of Michael Winterhalter, our President and Chairman, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our composites business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Michael Winterhalter or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We are a development stage, independent composites materials company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as development stage, materials production company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospectus must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists of one person, Michael Winterhalter, our President and Chairman.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

In addition, patents issued to us may be challenged, invalidated or circumvented. Our rights granted under those patents may not provide competitive advantages to us, and the claims under our patent applications may not be allowed. We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources. The process of seeking patent protection can be time consuming and expensive and patents may not be issued from currently pending or future applications. Moreover, our existing patents or any new patents that may be issued may not be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us.

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We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain patents and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

The failure to obtain export licenses could harm our business.

We must comply with U.S. Department of Commerce regulations in shipping exporting technologies outside the United States. Any significant future difficulty in complying with such regulations could harm our business, financial condition and results of operations.

We are dependent on our sole officer and director, without whose services company business operations could cease.

At this time, Michael Winterhalter, is primarily responsible for the development and execution of our business plan. Michael Winterhalter is under no contractual obligation to remain employed by us, although he has no present intention to leave. If he should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business as described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

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We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following August 31.

After, and if ever, we are no longer an “emerging growth company,” we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not “emerging growth companies,” including Section 404 of the Sarbanes-Oxley Act.

RISKS ASSOCIATED WITH OUR SECURITIES

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares of common stock do not trade on any exchange and are not quoted over-the-counter.. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Because there is no escrow, trust or similar account, the offering proceeds could be seized by creditors or by a trustee in bankruptcy, in which case investors would lose their entire investment.

Any funds that we raise from our offering of 750,000 shares of common stock will be immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of 750,000 shares of common stock in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscription funds. As such, it is possible that a creditor could attach your subscription funds. If that happens, you will lose your investment and your funds will be used to pay creditors.

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Our common stock is subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock and 25,000,000 shares of “blank check” preferred stock. As of the date of this prospectus, the Company had 5,927,106 shares of common stock, and no shares of preferred stock, issued and outstanding. Accordingly, we may issue up to an additional 44,072,894 shares of common stock and 25,000,000 shares of preferred stock. The future issuance of common stock or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of the date of this prospectus, our officers and directors beneficially own 5,187,500 shares of our common stock in the aggregate, or 87.52% of our issued and outstanding shares of common stock. Additionally, one stockholder, Michael Winterhalter, our President and Chairman, holds 4,000,000 shares of our common stock in the aggregate, or 67.49% of our issued and outstanding shares of common stock. As a result, our President and Chairman alone, will have significant influence to:

•	Elect or defeat the election of our directors;
•	Amend or prevent amendment of our articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	affect the outcome of any other matter submitted to the stockholders for vote.

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Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our sole officer and director, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Michael Winterhalter, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Our public offering of 750,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds to us from the sale of up to 750,000 shares offered at a public offering price of $1.00 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $4,726 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $750,000 as anticipated.

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	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1)(2):	$187,500	$375,000	$562,500	$750,000

General and Administrative	$5,000	$18,000	$18,000	$18,000
Legal and Accounting	$45,000	$45,000	$45,000	$45,000
Facilities	$15,000	$48,000	$48,000	$48,000
Retention	$25,000	$36,000	$36,000	$36,000
Sales, Marketing, Travel	$22,500	$50,000	$61,250	$120,000
Materials Purchases	$20,000	$40,000	$108,000	$108,000
Contract Labor	$10,000	$28,000	$60,000	$60,000
Salary and Consultant	$40,000	$100,000	$141,250	$225,000
R&D, engineering, testing	$5,000	$10,000	$45,000	$90,000
Totals	$187,500	$375,000	$562,500	$750,000

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.
(2)	Our offering expenses are estimated to be $4,726, and we plan to pay the balance of offering expenses from cash on hand.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 750,000 shares will be deposited in a Company bank account in the United States immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from our offering of $750,000 in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

The priority of the use of proceeds from this offering are (1) legal and accounting, (2) contract labor, (3) salaries and consulting, (4) R&D, engineering and testing, (5) sales, marketing and travel, (6) materials purchases, (7) general and administrative, (8)   facilities and (9) retention.

The significant steps and milestones that will need to be complete in implementing our business plan and the project timeline for achieving each step is illustrated as follows:

DETERMINATION OF THE OFFERING PRICE

The offering price of the 750,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 695,856 common shares being offered for sale by the selling stockholders, which 695,856 shares of our common stock may be offered and sold from time to time by the selling stockholders. The selling shareholders will sell our shares at $1.00 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

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SELLING STOCKHOLDERS

The common shares being offered for resale by the 9 selling stockholders consists of 695,856 of our common stock, $0.001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,927,106 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is complete	Percentage of Shares Owned After the Offering is complete

Michael Winterhalter (1)	4,000,000	400,000	3,600,000	53.92%
Eric Krogius (2)	1,000,000	100,000	900,000	13.48%
Han Bao Dong (3)	625,000	62,500	562,500	8.42%
Robert Drust (4)	187,500	18,750	168,750	2.53%
Michael Leichtner	62,500	62,500	0	0.00%
Brian Emmer & Alyson Emmer	25,000	25,000	0	0.00%
William Winterhalter (5)	25,000	25,000	0	0.00%
Ray Winterhalter (6)	2,106	2,106	0	0.00%
TOTALS	5,927,106	695,856	5,231,250

______________

(1)	President, Chairman of the Board of Directors, and Treasurer.
(2)	Director.
(3)	Affiliate of the Company’s joint venture partner, Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd.
(4)	Director.
(5)	Father of Michael Winterhalter.
(6)	Uncle of Michael Winterhalter.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

DILUTION

The price of our offering our offering of 750,000 shares is fixed at $1.00 per share. This price is significantly higher than the average approximately $0.10 price per share paid by the selling stockholders for the 695,856 shares of common stock they are reselling.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of August 31, 2014, the net tangible book value of our shares of common stock was $115,264 or $0.019 per share based upon 5,927,106 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$1.00
Net tangible book value per share before offering	$0.01
Potential gain to existing shareholders	$750,000
Potential gain to existing shareholders net of offering expenses	$739,151
Net tangible book value per share after offering	$0.14
Increase to present stockholders in net tangible book value per share after offering	$0.13
Capital contributions	$225,000
Number of shares outstanding before the offering	5,927,106
Number of shares after offering held by existing stockholders	5,231,250
Percentage of ownership after offering	78.35%

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Purchasers of Shares in this Offering if all Shares Sold

Price per share	$1.00
Book value per share after offering	$0.14
Dilution per share	$0.86
Capital contributions	$750,000
Percentage of capital contributions	76.0%
Number of shares after offering held by public investors	750,000
Percentage of ownership after offering	11.2%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$1.00
Book value per share after offering	$0.10
Dilution per share	$0.90
Capital contributions	$562,500
Percentage of capital contributions	71.4%
Number of shares after offering held by public investors	562,500
Percentage of ownership after offering	8.6%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$1.00
Book value per share after offering	$0.07
Dilution per share	$0.93
Capital contributions	$375,000
Percentage of capital contributions	62.5%
Number of shares after offering held by public investors	375,000
Percentage of ownership after offering	5.9%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$1.00
Book value per share after offering	$0.04
Dilution per share	$0.96
Capital contributions	$187,500
Percentage of capital contributions	45.5%
Number of shares after offering held by public investors	187,500
Percentage of ownership after offering	3.0%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 750,000 Shares of Common Stock

FairWind Energy Inc. has 5,927,106 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 750,000 shares of its common stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Michael Winterhalter will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Winterhalter is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

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Mr. Winterhalter will sell the 750,000 shares of its common stock and intends to offer them to friends, family members and business acquaintances. Mr. Winterhalter will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Winterhalter is not, nor has been, within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Winterhalter will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. .Mr. Winterhalter will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

FairWind Energy Inc. will receive all proceeds from the sale of the 750,000 shares being offered. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which FairWind Energy Inc. has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

FairWind Energy Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Pursuant to a letter agreement dated April 30, 2014,by and between Mr. Winterhalter and us, we pay Mr. Winterhalter $5,000 per month for serving as President of the Company until October 9, 2015. We may unilaterally decide to not pay Winterhalter at any time without any liability or debt accruing to the Company.

Pursuant to a letter agreement dated April 30,2014, by and between Mr. Krogius and us, we pay Mr. Krogius $5,000 per quarter for serving as a non-employee Director until April 18, 2015. We may unilaterally decide to not pay Krogius at any time without any liability or debt accruing to the Company.

Pursuant to an Employment Contract dated May 15, 2014, by and between Martin Wang and us, we pay Mr. Wang $5,000 per month for serving as Vice President of the Company until October 9, 2015.

Plan of Distribution for the Offering of 695,856 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders will be offering our shares of common stock at a fixed price of $1.00 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

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After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	privately negotiated transactions;
•	market sales (both long and short to the extent permitted under the federal securities laws);
•	at the market to or through market makers or into an existing market for the shares;
•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $1.00 After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

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Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

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Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the our Articles of Incorporation, as amended, our authorized capital stock consists of (i) 50,000,000 shares of common stock, no par value per share, of which 5,927,106 shares are issued and outstanding as of the date of hereof, and (ii) 25,000,000 shares of “blank check” preferred stock, no par value per share, of which no shares are issued or outstanding as of the date hereof.

DESCRIPTION OF SECURITIES

Common Stock

On the date hereof, there were 5,927,106 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of our preferred stock. As of the date hereof, the Company had no shares of its preferred stock issued or outstanding. Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors in its sole discretion.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

Registration Rights Agreements

We have orally agreed with each of the stockholders selling stockholders reselling an aggregate of 695,856 shares of common stock under this prospectus to register each selling stockholder’s shares of common stock under the Registration Statement under Securities and Exchange Commission Form S-1 of which this prospectus forms a part.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

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Transfer Agent and Registrar

The transfer agent for our common stock is West Coast Stock Transfer located at 721 Vulcan Ave., Suite 205, Encinitas, California 92024. The agent’s telephone number is (619) 664-4780.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

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Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

FairWind Energy was incorporated on April 18, 2013. Through its proprietary use of materials and manufacturing technique, FairWind Energy is developing power sources drawing from renewable energy supply. We also use our trade secrets and composite industry know-how to cross-market products into the oil & gas extraction industry. Providing a reliable power source based on renewable energies required us to address shortcomings of existing technologies ranging from availability of supply (e.g., solar power at night) to quality of componentry available (blades, stanchions, magnets). The hybridization of power sources (solar and wind) and manufacturing with next generation composite materials is our solution. Our fiscal year end is August 31, and we have no subsidiaries. Our business offices are currently located at 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger following this offering.

We are a development stage company and currently have no revenues or significant assets. At August 31, 2014, our total current assets were $134,815 and our total current liabilities were $19,551. Our net loss for the fiscal year ended August 31, 2014 was $208,878.

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OVERVIEW

Through proprietary use of materials and manufacturing technique, FairWind Energy is developing power sources drawing from renewable energy supply. We also use trade secrets and composite industry know-how to cross-market products into the oil & gas extraction industry.

We are a development stage corporation and have not yet generated or realized any revenues from our business. We are involved in the design, engineering and manufacturing of composite products. The initial thrust of our business will be to supply products to the oil and gas industry. These products will include upstream production products such as sucker rods, fracking plugs, casings and other products where high temperature resistance, chemical resistance and a low weight to strength ratio products offer advantages to traditional materials (e.g., steel). If we are able to supply products to the oil and gas industry, then we plan to continue the development and sales of wind and solar hybrid energy systems. These systems also benefit from the use of higher performance materials (composites) and we will intend to incorporate them in product design and development.

Providing a reliable power source based on renewable energies required us to address shortcomings of existing technologies ranging from availability of supply (i.e., solar at night) to quality of componentry available (blades, stanchions, magnets). The hybridization of power sources (solar and wind) and manufacturing with next generation composite materials was the obvious solution.

From years of experience in the composite industry, our principals have refined the use of toughened resin systems ideal for the manufacture of structural and exposed components. An example would be the turbine blade. A leading cause of failure in wind turbines is the damage caused to the blades (even atop 100 meter towers) from blowing debris and rocks. We use toughened resin systems and reinforcements to eliminate this problem. The stanchion that supports the turbine and solar panels is typically galvanized steel. Again, using composites materials, our composite pole is stronger, lighter and non-conductive. Equally important, the composite needs no galvanization to protect against corrosion, eliminating hazardous waste products spent to the land, water and air.

A by-product of the use of toughened high-strength composites was the development of high-tensile products for infrastructure. Our composite products can prove good alternatives to steel and lower strength fiberglass/resin parts used in down-well drilling and pumping. An investment in superior materials and manufacturing technology allows for cross-marketing of these energy related products and from a business strategy perspective provides some security against fluctuating markets or reliance on single product lines.

The importance of the use of high quality material in the construction of composite parts cannot be overstated. Of equal importance (with respect to wind power) is the quality and design of the generator itself. Currently China supplies 95% of rare earth magnets – the key component of turbine generators. We have already established relationships and have tested generator prototypes of high quality from China. We are positioned to benefit from superior supply lines of essential materials almost exclusively available offshore. This supply challenge is now a Company asset.

Our offices are located at 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629.

Joint Venture in China

On October 26, 2013, we entered into a Joint Venture Contract for Sino-Foreign Composites Company with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd., a Chinese entity (the “Joint Venture Partner”). The Joint Venture Partner is a composites manufacturer based in Huludao City, Liaoning Province, in China. Under the Joint Venture Agreement, we have contributed technology to the joint venture enterprise. Our Joint Venture Partner is obligated, among other things, to arrange for the local government to contribute the use of approximately 63 acres of land, the purpose of which is to construct a manufacturing facility to build composite products using our technology. FairWind Energy has a 25% interest in the joint venture and the Joint Venture Partner has a 75% interest.

The joint venture is currently inactive.

We presently have outstanding to Han Bao Dong, an affiliate of our Joint venture Partner, a private offering of shares of common stock for 1,325,000 shares of common stock at an offering price of $0.40 per share, for aggregate offering proceeds of $530,000. On December 3, 2013, we closed on a sale of 375,000 shares of common stock to Han Bao Dong, at a purchase price of $0.40 per share, for aggregate proceeds of $150,000. Closing for the sale of an additional 250,000 shares occurred on August 14, 2014 at a purchase price of $0.40 per share for aggregate proceeds of $100,000. We do not know whether Mr. Han will purchase the remaining portion of 950,000 of shares offered.

On October 26, 2013, we verbally agreed with our Joint Venture Partner that it may designate 1 director to the board of directors of FairWind Energy upon completion of the purchase of the 950,000 shares offered. Our Joint Venture Partner has yet to designate a director.

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Potential Customers

While the opportunity for our products is global in scope, the main initial thrust of the company will be towards sales in North America. Several reasons exist for this strategy.

We believe that of paramount importance is the manufacture and delivery of quality products in a consistent and businesslike manner. We will have management in place domestically to insure an efficient business model. Additionally, the primary designs and specifications for the turbine/solar power generation will come domestically from us. With regards to high tensile products for infrastructure, the design, chemistry and raw materials all have R&D history in the U.S. And with burgeoning opportunities existing for prototyping, field trials, testing and sales to domestic energy companies (i.e., oil & gas) the initial focus will be to North American customers.

For wind and solar power generation, the likely end users are the biggest promoters of green energy – the government. Obvious choices include municipalities, transit authorities and other government agencies. Private construction projects seeking LEED Certification (Leadership in Energy & Environmental Design) are also likely targets. The benefits of solar/wind powered LED (light emitting diodes) lights are beyond media green energy hype. The benefits to being off-grid include hundreds of dollars per light due to elimination of trenching, wiring and purchased electricity cost. Off-grid eliminates landscaping issues and the LED lights further save in yearly maintenance. Finally, and something surely government entities can understand, this green energy often qualifies for rebates and subsidies.

The requirement for toughened resin systems and high strength parts for wind & solar systems has uncovered extraordinary potential in US energy markets. Specifically, the high strength reinforcements combined with high temperature / high shear resin for use in oil and gas extraction is a tremendous opportunity. New technology in this industry has allowed for discovery of new and large fields of gas and oil. Much of these energy finds require deeper more sophisticated drilling and pumping and that is precisely where these new high temperature resistance, high strength and chemical resistant composites perform best (superior to existing technology).

Hydraulic fracturing (fracking), which is a method of extraction that is not new, but is now pressing pumpers to extreme limits, is a technology that is in search of higher performing tooling and equipment. We believe that we could be well positioned to deal with the current and future high growth rates forecast for this high margin domestic industry. Forbes Magazine reports (Schlumberger Fattens Margins With Enhanced Fracking Technology – 09/26/2012) that the company is counting on new technology to drive growth – fracking capacity grew last year at 42% and is forecast to rise again by 28% this year.

We believe that we are in a unique position to make use of its know-how in composites to bring to market sought after high-technology composite products for oil & gas extraction and to service wind & solar power generation products.

Our Operations

We are an early stage company developing composite products for use in industries that require higher material properties than might be had from typical composite parts. Additionally, we are designing a small scale hybrid power source for low energy use.

In a priority project, we are currently near developmental completion of a high strength, high Tg(high temperature use) composite designed and intended to be used in the oil & gas industry. Intended for use in the exploration and production sector, we have manufactured nearly 5,000 feet of “sucker rod” used to be use in connection with the extraction of oil and gas from underground. The employed design uses proprietary resin systems that exceed typical temperature use limits of competing thermosetting systems. Additionally, utilizing higher tensile strength reinforcements, our parts can achieve higher operating loads, allowing for superior performance. New designs for mechanical joints in the rod string have also been completed. Significant testing has been completed on the final design (and will be continuing). We believe that the testing marks we have achieved to date are a result of the high performance materials and architecture of the product.

Our intended business operations will be to make use of our proprietary resin systems and unique composite architecture and apply that to other areas. With proof of concept via physical and field trial testing in hand, we will proceed to apply the proven benefits (see above) in other infrastructure projects. Two examples that are currently in the examination stage, include pultruded power poles suitable for supporting high voltage electrical transmission lines. Another early stage endeavor is second generation composite strength members for cable and conductor. As a replacement to more typical construction materials(e.g., steel, aluminum, concrete and even lower performing FRP) – we believe that our composite parts mix the benefits of strength, weight, corrosion resistance, non-conductivity and high temperature operation.

Another project in current development is a hybrid power generating system, incorporating both solar and wind power. Initially, we have purchased wind turbines and are in the process of combining them with solar panels. The first planned demonstration project will be to power street/parking lot lighting. The potential to independently operate off battery stored power, or to back-feed into the grid is possible. After vetting the POC prototypes, we intend to combine already-established supply chain lines for componentry with in-house manufactured composite elements(e.g., see power poles above). This hybrid power project gives us some business diversity, as well as a secondary market for our composite metrics.

A streamlined operation will initially support R&D and final development of both product lines (hybrid solar/wind power generation products & oil and gas pumping products and tooling). It is anticipated a facility of less than 10,000 SF for initial years’ development, production and assembly will adequately suffice. Composite blade prototyping and production and then assembly with imported generators and solar panels would occupy approximately 4,000 SF of space. The method of manufacturing high strength lineal strength members (sucker rods and down-well tubes) is referred to as “pultrusion”. This automated continuous process requires relatively little manpower, produces little waste and is considered the most efficient process in composite manufacturing. The initial machinery requirement would occupy a similar 4,000 SF. Within 2 years and upon completion of prototyping and early sales of both product lines, it will be our goal to expand domestically, as well as to consider foreign markets and lower cost manufacturing sites.

Marketing and Sales

We believe that consumer interest in green energy continues to grow. Finding viable uses that make sense on a sustainable business model will be a priority for FairWind Energy. Final development of hybrid wind/solar power supply will show a feasible low-cost, no direct subsidy product that can be taken to the consumer and light industrial market. “Becoming known” will be the marketing challenge. And to take this on will call for an aggressive presence at trade shows, well designed internet visibility and frequent participation in field trials. Equally important will be cultivating industry alliances and leveraging existing relationships.

The prove out for success in the oil and gas industry will be a combination of successful testing (lab and field trial) and strategically aligning with current successful and industry known operations. More focus on developing alliances and strategic partners will be the theme for growing the business. And more typical trade show, internet and media placement will also be utilized.

COMPETITION AND COMPETITIVE STRATEGY

Certainly competition exists in the market place for our product lines. The difference in our thrust will be that our products are technology driven and materially improved over earlier generation alternatives.

In the case of wind/solar lighting products, no domestic product has the established tie-in to direct sources of rare-earth magnets and quality low cost generators. The advanced blade design and high-tech material use will set the company apart from lesser quality poor designs. The package of low cost components / high-tech material and superior design is the bat to beat the competition with.

Specifically for down-hole pump products, such as, sucker rods, tubing, and fracking balls, we will have a strength, cost and survivability advantage over steel and first generation composite products. The depths that pumping equipment go to now almost preclude the use of steel (it does not have the strength to support its weight at these super long lengths). Capturing market share based on a superior product is the focus, but the capacity constraints of suppliers to the pumpers will enhance our position to a quicker entry and a larger presence.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We own three patents issued by the State Intellectual Property Office in China. The first patent (CN 102345406), related to composite poles is titled, “Poles for Supporting Electric Transmission Lines and a Method for Forming Such Poles is Provided” and expires July 18, 2030. The second patent (CN 202209068), related to composite material pole towers, is titled, “The Utility Model Discloses a Composite Material Pole Tower” and expires July 18, 2020. The third patent (CN 202111438), related to electrical transmission hardware, is titled, “Termination Hardware for Overhead Conductors” and expires February 3, 2022.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We incurred $61,747 and $11,660 in research and development costs for the fiscal year ended August 31, 2014 and for the period from April 18, 2013 (inception) through August 31, 2013, respectively.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Michael Winterhalter, along with Eric Krogius (directors and officers) and Martin Wang, are our only 3 employees. Mr. Winterhalter currently works full time on Company matters.

FACILITIES

We currently do not rent any real property or offices. Our current business address is 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629.

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REPORTS TO SECURITY HOLDERS

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629 and our telephone number is (949) 933-5411.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD OR OTHER US TRADING EXCHANGE

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

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TRANSFER AGENT

The transfer agent for our common stock is West Coast Stock Transfer located at 721 Vulcan Ave., Suite 205, Encinitas, California 92024. The agent’s telephone number is (619) 664-4780.

HOLDERS

As of the date of this prospectus, the Company had 5,927,106 shares of our common stock issued and outstanding held by 11 holders of record.

The selling stockholders are offering hereby up to 695,856 shares of common stock at fixed price of $1.00 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

We are a development stage corporation and have not yet generated or realized any revenues from our business. We are involved in the design, engineering and manufacturing of composite products. The initial thrust of our business will be to supply products to the oil and gas industry. These products will include upstream production products such as sucker rods, fracking plugs, casings and other products where high temperature resistance, chemical resistance and a low weight to strength ratio products offer advantages to traditional materials (e. g., steel). If we are able to supply products to the oil and gas industry, then we plan to continue the development and sales of wind and solar hybrid energy systems. These systems also benefit from the use of higher performance materials (composites) and we will intend to incorporate them in product design and development.

The Company believes it can satisfy its cash requirements through the fiscal year ending August 31, 2015, from its cash of $134,815 at August 31, 2014. However, if we fail to complete the offering, even at the minimum subscription level, we may have to cease our operations. As of August 31, 2014, we had a working capital of $115,264.

Results of Operations

The Period from April 18, 2013 (Inception) through the year ended August 31, 2014.

We recorded no revenues for the period from April 18, 2013 (Inception) through the year ended August 31, 2014 .

For the period ended August 31, 2014 , we incurred total operating expenses of 208,878, consisting of $94,504 in salaries and wages paid to officers and directors , $12,693 of professional fees, $61,747 of research and development costs, and $39,934 of general and administrative expenses.

For the period ended August 31, 2013, we incurred total operating expenses of $48,246, consisting of $20,000 in salaries and wages paid to officers and directors, $15,570 of professional fees, $11,660 of research and development costs, and $1,016 of general and administrative expenses.

For the fiscal year ended August 31, 2014, we incurred a net loss before income taxes of $ 208,878.

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Limited Business History; Need for Additional Capital

There is no historical financial information about the Company upon which to base an evaluation of our performance. We are a development stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $750,000 gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

At August 31, 2014, we had a cash balance of $ 134,815 . We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses beyond December 31, 2014. We will need to raise funds to commence our 12-month plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock. If we are successful in completing equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our 12-month plan of operation and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our 12-month plan of operation and our business will fail.

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Emerging Growth Company

The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with maturities of one year or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major repairs and betterments are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Fair Value of Financial Instruments

The fair value of cash and cash equivalents and accounts receivable and accounts payable approximates their carrying amount.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

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Name	Age	Positions

Michael Winterhalter	54	President and Chief Executive Officer, Treasurer and Chairman of the Board of Directors
Scott Thomas	52	Vice President, Secretary, and Director
Eric Krogius	54	Director
Robert Drust	54	Director

Michael Winterhalter, has served as our President, Chief Executive Officer, Treasurer and Chairman of the Board of Directors since April 18, 2013. He also served as our Secretary from April 18, 2013 until June 2, 2013. Mr. Winterhalter has over 25 years’ experience in the composites industry with notable tenures that include President of AmpStar, LLC (Harbor City, CA) , from November 2008 until July 2014. From June 2001 until January 2004, Mr. Winterhalter was employed at W. Brandt Goldsworthy & Associates in Los Angeles, where became Vice President of Business Development in January 2002 . Since August 2008, he has been a member of Winter Composites, LLC. He holds 2 patents (with an additional 1 in pending status); one for design of high voltage overhead transmission conductors utilizing a high strength composite central strength member and another for a novel manufacturing method for composite power poles. Mr. Winterhalter graduated from the University of California, Santa Barbara and also served as a Congressional Intern in the US House of Representatives. Mr. Winterhalter’s entrepreneurial desire evidenced by his ideas which led to the establishment of our business, and his experience in the composited industry, led to our conclusion that Mr. Winterhalter should be serving as a member of our Board of Directors in light of our business and structure.

Scott Thomas

Mr. Thomas has served as our Vice President, Secretary and a Director since June 2, 2013. Mr. Thomas has over 25 years’ experience in industrial/technical sales and product development. Since August 1994, Mr. Thomas has been a Regional Director of Donaldson Company Inc., an S&P Midcap-400 corporation that specializes in engineered filtration products and ‘green’ solutions for industry. Mr. Thomas graduated from California Polytechnic State University (Cal Poly) San Luis Obispo. Mr. Thomas’s sales experience led to our conclusion that Mr. Thomas should be serving as a member of our Board of Directors in light of our business and structure.

Eric Krogius

Mr. Krogius has served as a Director since June 2, 2013. Mr. Krogius has over 18 years’ experience in the equity investment and securities industry. Mr. Krogius has been a Senior Vice President at Global Hunter Securities since July 2013. In the mid-1990s, he was Managing Director, Director of Trading for Roth Capital Partners. Most recently, he was a partner for Los Angeles-based Crowell Weedon and Company from January 2001 until May 2013. Prior to his securities career he owned and operated a string of retail stores in the Los Angeles area. Mr. Krogius graduated from the University of California Los Angeles. Mr. Krogius’ background in the broker-dealer industry led to our conclusion that Mr. Thomas should be serving as a member of our Board of Directors in light of our business and structure.

Robert Drust

Mr. Drust has served as a Director since June 2, 2013. Mr. Drust has over 20 years’ experience in the equity investment and trading industry. Mr. Drust has been a Senior Equity Trader at B. Riley & Co. since August 2013. Starting in the early 1990s, he worked at Wertheim Schroder, Prudential Securities and later at Wellington Management. Most recently, Mr. Drust was a partner at Crowell Weedon, where he was in charge of the Institutional Equity Trading Department and dealt with some of the largest Mutual funds and Hedge funds in the country , from November 2005 until June 2013. Mr. Drust graduated from Rider University and holds a MBA from Pepperdine.

Agreement with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd. to Designate a Director

On October 26, 2013, we verbally agreed with our Joint Venture Partner (Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd.) that it may designate 1 director of FairWind Energy upon completion of its agreed upon purchase of 950,000 shares. Our Joint Venture Partner has yet to designate a director of the Company.

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TERM OF OFFICE

Our directors are appointed to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until removed by the Board, absent an employment agreement.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of four members, Scott Thomas and Robert Drust of whom qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date hereof, the Company has no significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early development stage company and has only two directors, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

CODE OF ETHICS

We have not adopted a Code of Ethics.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Michael Winterhalter (1)	2014	60,000	0	0	0	0	0	0	60,000

Scott Thomas (2)	2014	0	0	0	0	0	0	0	0

______________

(1)	Appointed President and Chief Executive Officer, Treasurer and Chairman of the Board of Directors, on April 18, 2013. Appointed Secretary on April 18, 2013 and resigned as Secretary on June 2, 2013.
(2)	Appointed Vice President, Secretary and Director on June 2, 2013.

STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal periods ended August 31, 2013 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended August 31, 2013:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Michael Winterhalter (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

Scott Thomas (2)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________________

(1)	Appointed President and Chief Executive Officer, Treasurer and Chairman of the Board of Directors, on April 18, 2013. Appointed Secretary on April 18, 2013 and resigned as Secretary on June 2, 2013.
(2)	Appointed Vice President, Secretary and Director on June 2, 2013.

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EMPLOYMENT AGREEMENTS

Pursuant to a letter agreement dated April 30, 2014, by and between Michael Winterhalter and us, we pay Mr. Winterhalter $5,000 per month for serving as President of the Company until October 9, 2015. Under the terms of the Agreement, we paid Mr. Winterhalter retroactively for the performance of his duties as President beginning April 18, 2013, and we may unilaterally decide to not pay Winterhalter at any time without any liability or debt accruing to the Company.

Pursuant to a letter agreement dated April 30, 2014, by and between Eric Krogius and us, we pay Mr. Krogius $5,000 every three months for serving as a non-employee director of the Company until April 18, 2015. Under the terms of the Agreement, we paid Mr. Krogius retroactively for the performance of his duties as President beginning January 18, 2014, and we may unilaterally decide to not pay Krogius at any time without any liability or debt accruing to the Company.

Pursuant to an Employment Contract dated May 15, 2014, by and between Martin Wang and us, we pay Mr. Wang $5,000 per month for serving as Vice President of the Company until October 9, 2015. Under the terms of the Agreement, Mr. Wang has a probation period of six months and can terminated only for “just cause at common law,” or “without just cause” if the Company provides Mr. Wang one month and two weeks’ notice.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael Winterhalter (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Scott Thomas (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Eric Krogius (3)	10,000	-0-	-0-	-0-	-0-	-0-	10,000
Robert Drust (4)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

______________

(1)	Appointed President and Chief Executive Officer, Treasurer and Chairman of the Board of Directors, on April 18, 2013. Appointed Secretary on April 18, 2013 and resigned as Secretary on June 2, 2013.
(2)	Appointed Vice President, Secretary and Director on June 2, 2013.
(3)	Appointed Director on June 2, 2013.
(4)	Appointed Director on June 2, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 5,927,106 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Michael Winterhalter (3)	4,000,000	67.49%
Common Stock	Han Bao Dong	625.000	10.55%
Common Stock	Eric Krogius (4)	1,000,000	16.87%
Common Stock	Robert Drust (5)	187,500	3.16%
Common Stock	Scott Thomas (6)	-0-	*
All directors and executive officers as a group (4 persons)		5,187,500	91.3%

_______________

(1)	The percentages below are based on 5,927,106 shares of our common stock issued and outstanding as of the date of this prospectus.
(2)	c/o FairWind Energy Inc., 14 Monarch Beach Plaza, Suite 254, Monarch Beach, California 92629.
(3)	Appointed President and Chief Executive Officer, Treasurer and Chairman of the Board of Directors, on April 18, 2013. Appointed Secretary on April 18, 2013 and resigned as Secretary on June 2, 2013.
(4)	Appointed Director on June 2, 2013.
(5)	Appointed Director on June 2, 2013.
(6)	Appointed Vice President, Secretary and Director on June 2, 2013.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 18, 2013, we offered and sold 4,000,000 shares of common stock to Michael Winterhalter, our President and Chief Executive Officer, then-Secretary, Treasurer and Chairman of the Board of Directors at a purchase price of $0.001 per share, for aggregate consideration of $4,000.

On April 18, 2013, we offered and sold 1,000,000 shares of common stock to Eric Krogius, who became a Director on June 2, 2103, at a purchase price of $0.001 per share, for aggregate consideration of $1,000.

On May 15, 2013, we offered and sold 187,500 shares of common stock to Robert Drust, who became a Director on June 2, 2013, at $0.40 per share, or $100,000 in aggregate for cash.

On October 26, 2013, we entered into a Joint Venture Contract for Sino-Foreign Composites Company with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd. (the “Joint Venture Partner”). The Chinese Joint Venture Partner is a composites manufacturer based in Huludao City, Liaoning Province, in China. Under the Joint Venture Agreement, we have contributed technology proprietary to the joint venture enterprise. Our Joint Venture Partner is obligated, among other things, to arrange for the local government to contribute the use of approximately 63 acres of land, the purpose of which is to construct a manufacturing facility to build composite products using our technology. FairWind Energy has a 25% interest in the joint venture and the Joint Venture Partner has a 75% interest.

On October 26, 2013, we verbally agreed with our Joint Venture Partner that it may designate 1 director of FairWind Energy. Our Joint Venture Partner has yet to designate a director of the Company.

On December 3, 2013, we offered 1,325,000 and sold 375,000 shares of common stock to Han Bao Dong, at a purchase price of $0.40 per share, for aggregate proceeds of $150,000. On August 14, 2014 Han Bao Dong completed purchase of another 250,000 for $100,000. Han Bao Dong is an affiliate of Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $25,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The financial statements included in this Prospectus for the years ended August 31, 2014 have been audited by Li and Company, PC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105, has acted as special counsel to the Company in connection with the registration and proposed sale and/or resale of the 1,445,856 shares of common stock at $1.00 per share.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

36

FAIRWIND ENERGY INC.

INDEX TO FINANCIAL STATEMENTS

August 31, 2014 and 2013

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Fair Wind Energy, Inc.

We have audited the accompanying balance sheets of FairWind Energy, Inc. (the “Company”) as of August 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ equity and cash flows for the fiscal year ended August 31, 2014 and for the period from April 18, 2013 (inception) through August 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2014 and 2013, and the results of its operations and its cash flows for the fiscal year ended August 31, 2014 and for the period from April 18, 2013 (inception) through August 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at August 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC

Li and Company, PC

Skillman, New Jersey

October 30, 2014

F-2

FairWind Energy, Inc.

Balance Sheets

	August 31, 2014	August 31, 2013
Assets
Current Assets
Cash	$134,815	$81,854

Total current assets	134,815	81,854

Computer Equipment
Computer equipment	1,328	-
Accumulated depreciation	(198)	-

Computer Equipment, net	1,130	-

Patent
Patent	3,814	-
Accumulated depreciation	(231)	-

Patent, net	3,583	-

Investment - Xingcheng Sheng Kun	-	-

Total assets	$139,528	$81,854

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$5,741	$-
Accrued payroll - officer	9,053	5,000
Payroll liabilities	4,757	-

Total current liabilities	19,551	5,000

Commitments and Contingent Liabilities

Stockholders' Equity
Preferred stock par value $0.001: 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.001: 50,000,000 shares authorized; 5,927,106 and 5,300,000 shares issued and outstanding, respectively	5,927	5,300
Additional paid-in capital	371,174	119,800
Accumulated deficit	(257,124)	(48,246)

Total stockholders' equity	119,977	76,854

Total liabilities and stockholders' equity	$139,528	$81,854

See accompanying notes to the financial statements.

F-3

FairWind Energy, Inc.

Statements of Operations

	For Fiscal Year Ended August 31, 2014	For the Period from April 18, 2013 (inception) through August 31, 2013

Revenue	$-	$-

Operating Expenses
Professional fees	12,693	15,570
Research and development	61,747	11,660
Salary and wages - officers	94,504	20,000
General and administrative expenses	39,934	1,016

Total operating expenses	208,878	48,246

Loss before Income Tax Provision	(208,878)	(48,246)

Income Tax Provision	-	-

Net Loss	$(208,878)	$(48,246)

Earnings per share
- Basic and Diluted	$(0.04)	$(0.01)

Weighted average common shares outstanding
- Basic and Diluted	5,490,110	5,218,889

See accompanying notes to the financial statements.

F-4

FairWind Energy, Inc.

Statement of Changes in Stockholders' Equity

For the period from April 18, 2013 (inception) through August 31,2014

	Common stock par value $0.001		Additional		Total
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders' Equity

April 18, 2013 (inception)	-	$-	$-	$-	$-

Issuance of common shares for cash at $0.001 per share upon formation	5,000,000	5,000			5,000

Capital contribution			100		100

Issuance of common shares for cash at $0.40 per share in May, 2013	250,000	250	99,750		100,000

Issuance of common shares for cash at $0.40 per share in July, 2013	50,000	50	19,950		20,000

Net loss				(48,246)	(48,246)

Balance, August 31, 2013	5,300,000	5,300	119,800	(48,246)	76,854

Issuance of common shares for cash at $0.40 per share in December 31, 2013	375,000	375	149,625		150,000

Issuance of common shares for cash at $0.95 per share on January 27, 2014	2,106	2	1,999		2,001

Issuance of common shares for cash at $0.40 per share on August 14, 2014	250,000	250	99,750		100,000

Net loss			-	(208,878)	(208,878)

Balance, August 31, 2014	5,927,106	$5,927	$371,174	$(257,124)	$119,977

See accompanying notes to the financial statements.

F-5

FairWind Energy, Inc.

Statements of Cash Flows

	For Fiscal Year Ended August 31, 2014	For the Period from April 18, 2013 (inception) through August 31, 2013
Cash Flows from Operating Activities
Net loss	$(208,878)	$(48,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	198	-
Amortization expense	231	-
Changes in operating assets and liabilities:
Accounts payable	5,741	-
Accrued payroll - officer	4,053	5,000
Payroll liabilities	4,757	-

Net Cash Used in Operating Activities	(193,898)	(43,246)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,328)	-
Patent application costs	(3,814)	-

Net Cash Used in Investing Activities	(5,142)	-

Cash Flows from Financing Activities
Proceeds from sale of common shares	252,001	125,000
Capital contribution	-	100

Net Cash Provided by Financing Activities	252,001	125,100

Net Change in Cash	52,961	81,854

Cash - beginning of period	81,854	-

Cash - end of period	$134,815	$81,854

Supplemental disclosure of cash flow information:
Interest paid	$-	$-

Income tax paid	$-	$-

See accompanying notes to the financial statements.

F-6

FairWind Energy, Inc.

August 31, 2014 and 2013

Notes to the Financial Statements

Note 1 - Organization and Operations

FairWind Energy, Inc.

FairWind Energy, Inc. (the “Company”) was incorporated on April 18, 2013 under the laws of the State of Nevada. The Company engages in composite design, engineering and manufacturing to be used in solar/wind hybrid power systems, oil and gas industry pumping and civil engineering and infrastructure products.

Formation of a 25% Equity Interest Entity

On October 26, 2013, the Company entered into a Joint Venture Contract with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd., a Chinese entity (the “Joint Venture Partner”) and on February 25, 2014 formed Xingcheng Sheng Kun Composite Co., Ltd. (“Sheng Kun” or “Joint Venture”), a corporation organized under the laws of the People’s Republic of China. The Joint Venture Partner is a composites manufacturer based in Huludao City, Liaoning Province, in China. Under the Joint Venture Agreement, the Company contributed technology to the Joint Venture. The Joint Venture Partner is obligated, among other things, to arrange for the local government to contribute the use of approximately 100 acres of land, the purpose of which is to construct a manufacturing facility to build composite products using the Company’s technology. The Company holds a 25% equity interest in the joint venture and the Joint Venture Partner holds the remaining 75% equity interest.

The Joint Venture is currently inactive.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification . The Company is still devoting substantially all of its efforts on establishing the business and still qualifies as a development stage company. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

F-7

Fiscal Year-End

The Company elected August 31st as its fiscal year ending date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)

Assumption as a going concern : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business .

(ii)

Fair value of long-lived assets : Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

(iii)

Valuation allowance for deferred tax assets : Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering , among other factors.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

F-8

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, accrued payroll – officer and payroll liabilities approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

F-9

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Investments - Equity Method and Joint Ventures

The Company accounts for investments in common stock or in-substance common stock (or both common stock and in-substance common stock) of an investee of which the Company has significant influence (see paragraph 323-10-15-6) in the operating or financial policies even though the Company holds 50% or less of the common stock or in-substance common stock, in accordance with sub-topic 323-10 of the FASB Accounting Standards Codification (“Sub-topic 323-10”).

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to paragraph 323-10-05-5 the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

The Ability to Exercise Significant Influence

Pursuant to paragraph 323-10-15-6 the ability to exercise significant influence over operating and financial policies of an investee may be indicated in several ways, including but limited to the following: a. Representation on the board of directors, b. Participation in policy-making processes, c. Material intra-entity transactions, d. Interchange of managerial personnel, and e. Technological dependency . Pursuant to paragraph 323-10-15-8 an investment (direct or indirect) of 20 percent or more of the voting stock of an investee shall lead to a presumption that in the absence of predominant evidence to the contrary an investor has the ability to exercise significant influence over an investee. Conversely, an investment of less than 20 percent of the voting stock of an investee shall lead to a presumption that an investor does not have the ability to exercise significant influence unless such ability can be demonstrated.

Initial and Subsequent Measurement

Pursuant to Paragraph 323-10-30-2 an investor shall measure an investment in the common stock of an investee (including a joint venture) initially at cost in accordance with the guidance in Section 805-50-30. An investor shall initially measure, at fair value, a retained investment in the common stock of an investee (including a joint venture) in a deconsolidation transaction in accordance with paragraphs 810-10-40-3A through 40-5.

Pursuant to Section 323-10-35 under the equity method, an investor shall recognize its share of the earnings or losses of an investee in the periods for which they are reported by the investee in its financial statements rather than in the period in which an investee declares a dividend. An investor shall adjust the carrying amount of an investment for its share of the earnings or losses of the investee after the date of investment including adjustments similar to those made in preparing consolidated financial statements and shall report the recognized earnings or losses in income. An investor's share of losses of an investee may equal or exceed the carrying amount of an investment accounted for by the equity method plus advances made by the investor. An equity method investor shall continue to report losses up to the investor's investment carrying amount, including any additional financial support made or committed to by the investor and the investor ordinarily shall discontinue applying the equity method if the investment (and net advances) is reduced to zero and shall not provide for additional losses unless the investor has guaranteed obligations of the investee or is otherwise committed to provide further financial support for the investee. If the investee subsequently reports net income, the investor shall resume applying the equity method only after its share of that net income equals the share of net losses not recognized during the period the equity method was suspended. If a series of operating losses of an investee or other factors indicate that a decrease in value of the investment has occurred that is other than temporary the loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. However, a decline in the quoted market price below the carrying amount or the existence of operating losses alone is not necessarily indicative of a loss in value that is other than temporary.

F-10

Disclosure

Pursuant to paragraph 323-10-50-3 all of the following disclosures generally shall apply to the equity method of accounting for investments in common stock:

a.

Financial statements of an investor shall disclose all of the following parenthetically, in notes to financial statements, or in separate statements or schedules: (1) the name of each investee and percentage of ownership of common stock. (2) The accounting policies of the investor with respect to investments in common stock. Disclosure shall include the names of any significant investee entities in which the investor holds 20 percent or more of the voting stock, but the common stock is not accounted for on the equity method, together with the reasons why the equity method is not considered appropriate, and the names of any significant investee corporations in which the investor holds less than 20 percent of the voting stock and the common stock is accounted for on the equity method, together with the reasons why the equity method is considered appropriate. (3) The difference, if any, between the amount at which an investment is carried and the amount of underlying equity in net assets and the accounting treatment of the difference.

b.	For those investments in common stock for which a quoted market price is available, the aggregate value of each identified investment based on the quoted market price usually shall be disclosed.

c.

If investments in common stock of corporate joint ventures or other investments accounted for under the equity method are, in the aggregate, material in relation to the financial position or results of operations of an investor, it may be necessary for summarized information as to assets, liabilities, and results of operations of the investees to be presented in the notes or in separate statements, either individually or in groups, as appropriate.

d.

Conversion of outstanding convertible securities, exercise of outstanding options and warrants, and other contingent issuances of an investee may have a significant effect on an investor's share of reported earnings or losses. Accordingly, material effects of possible conversions, exercises, or contingent issuances shall be disclosed in notes to financial statements of an investor.

Computer Equipment

Computer equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of five (5) years.

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Patents

The Company follows the guidelines as set out in paragraph 350-30-25-3 and paragraph 350-30-35-6 of the FASB Accounting Standards Codification for patents. For acquired patents the Company records the costs to acquire patents as patents and amortizes the patent acquisition costs over their remaining legal lives, or estimated useful lives, or the term of the contracts, whichever is shorter. For internal developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense; patent application costs, generally legal costs, thereafter incurred are capitalized, which are to be amortized once the patents are granted or expensed if the patent application is rejected. The Company amortizes the internal developed patents over the shorter of the expected useful lives or the legal lives of the patents, which are generally 17 to 20 years for domestic patents and 5 to 20 years for foreign patents from the date when the patents are granted. The costs of defending and maintaining patents are expended as incurred. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

F-11

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-12

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development

The Company follows paragraph 730-10-25-1 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 2 “Accounting for Research and Development Costs” ) and paragraph 730-20-25-11 of the FASB Accounting Standards Codification (formerly Statement of Financial Accounting Standards No. 68 “Research and Development Arrangements” ) for research and development costs. Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for material and testing costs for research and development.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

F-13

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45- 45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

There were no potentially dilutive common shares outstanding for the reporting period ended August 31, 2014 or 2013.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

F-14

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “ Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606, Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers. Qualitative and quantitative information is required about the following:

1.

Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)

2.

Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations

3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities. Early application is not permitted.

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

F-15

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-16

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) .

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at August 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended . These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-17

Note 4 – Investment in a Non-consolidated Entity

On October 26, 2013, the Company entered into a Joint Venture Contract for a Sino-Foreign Composites Company with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd., a Chinese entity (the “Joint Venture Partner”). The Joint Venture Partner is a composites manufacturer based in Huludao City, Liaoning Province, in China. Under the Joint Venture Agreement, the Company contributed its technology to the joint venture enterprise. Its Joint Venture Partner is obligated, among other things, to arrange for the local government to contribute the use of approximately 100 acres of land, the purpose of which is to construct a manufacturing facility to build composite products using the Company’s technology. The Company holds a 25% equity interest in the joint venture and the Joint Venture Partner holds the remaining 75% equity interest.

The Company initially measured its investment in the common stock of the joint venture at zero, the cost of its contributed technology, in accordance with the guidance in ASC Section 805-50-30.

The Joint Venture is devoting all of its efforts on establishing the business with minimal activities for the reporting period ended August 31, 2014. The Company discontinued applying the equity method as the investment (and net advances) is reduced to zero and the Company did not guarantee obligations of the investee or otherwise commit to provide further financial support for the investee.

Note 5 – Computer Equipment

Computer equipment, stated at cost, less accumulated depreciation, consisted of the following:

	August 31, 2014	August 31, 2013

Computer equipment	$1,328	$-

Accumulated depreciation	(198)	(-)

	$1,130	$-

(i) Impairment

The Company completed its annual impairment testing of computer equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at August 31, 2014 .

(ii) Depreciation Expense

The Company acquired computer equipment on November 29, 2013 and started to depreciate as of December 1, 2013.

Depreciation expense was $198 for the reporting period ended August 31, 2014.

Note 6 – Patent

The Company started its Chinese patent application process on May 7, 2013 and obtained the China patent on September 11, 2013. Patent application costs of $3,814, primarily legal costs, incurred during the patent application process were capitalized and are being amortized over the expected useful life of 15 years from the date of grant of the patent.

Patent, stated at cost, less accumulated amortization, consisted of the following:

	August 31, 2014	August 31, 2013

Patent	$3,814	$-

Accumulated amortization	(231)	-

	$3,583	$-

F-18

(i) Impairment

The Company completed its annual impairment testing of patent and determined that there was no impairment as the fair value of patent, exceeded its carrying value at August 31, 2014 .

(ii) Amortization Expense

Amortization expense was $231 for the reporting period ended August 31, 2014.

Note 7 – Related Party Transactions

Related Parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship

Michael Winterhalter	Chairman, CEO, significant stockholder and director

Eric Krogius	Director

Robert Drust	Director

Donghan Bao	Chairman, President and CEO of the Company’s Chinese Joint Venture

Free Office Space

The Company has been provided office space by its Chief Executive Officer at no cost. Management determined that such cost is nominal and did not recognize the rent expense in its financial statement.

Note 8 – Commitments and contingent liabilities

Employment Agreements

Employment Agreement – Michael Winterhalter, CEO

On April 30, 2014, the Company entered into an employment agreement with Michael Winterhalter (“the Employee”). The Employee and the Company hereby agree as follows:

Term

The employment of the Employee shall commence the date hereof and continue for an indefinite term until terminated in accordance with the provisions of this agreement .

Compensation

In consideration of the services to be provided by him hereunder, the Employee, during the term of his employment, shall be paid a base salary of $60,000 per year in equal quarterly installments, in arrears, less applicable statutory deductions. In addition, the Employee is entitled to receive benefits in accordance with the Employer's standard benefit package, as amended from time to time.

F-19

Termination

Subsequent to completion of the probationary term of employment referred to in paragraph 2 herein, the Employer may terminate the employment of the Employee at any time:

a.	for just cause at common law, in which case the Employee is not entitled to any advance notice of termination or compensation in lieu of notice;
b.

without just cause, in which case the Employer shall provide the Employee with advance notice of termination or compensation in lieu of notice equal to: 1 month plus 2 weeks per year of completed service with the Employer, to a maximum of fifteen (15) months.

The Employee may terminate his employment at any time by providing the Employer with at least eight (8) weeks advance notice of his intention to resign.

Employment Agreement – Martin Wang, Vice President

On May 15, 2014, the Company entered into an employment agreement with Martin Wang (“the Employee”) with the same terms and conditions of the Employment Agreement with Michael Winterhalter.

Employment Agreement – Eric Krogius, Director

On April 30, 2014, the Company entered into an employment agreement with Eric Krogius (“the Director”) with the same terms and conditions of the Employment Agreement with Michael Winterhalter except the following:

Compensation

In consideration of the services to be provided by him hereunder, the Employee, during the term of his employment, shall be paid a base salary of $20,000 per year in equal quarterly installments, in arrears, less applicable statutory deductions. In addition, the Employee is entitled to receive benefits in accordance with the Employer's standard benefit package, as amended from time to time.

Note 9 – Stockholders’ Equity

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Seventy-Five Million (75,000,000) shares of which Twenty Five Million (25,000,000) shares shall be Preferred Stock, par value $0.001 per share, and Fifty Million (50,000,000) shares shall be Common Stock, par value $0.001 per share.

Common Stock

On April 18, 2013, upon formation, the Company sold 5,000,000 shares of common stock to the founders of the Company at $0.001 per share, or $5,000 in aggregate for cash.

On May 15, 2013, the Company sold 250,000 shares of common stock to three (3) investors at $0.40 per share, or $100,000 in aggregate for cash.

On July 11, 2013, the Company sold 50,000 shares of common stock to two (2) investors at $0.40 per share, or $20,000 in aggregate for cash.

On December 30, 2013 (“Closing Date”), the Company entered into a stock subscription agreement with Mr. Bao Dong Han, an affiliate of the Company’s Joint venture Partner, whereby the Company sold 375,000 shares of its common stock to Bao Dong Han, at $0.40 per share, for $150,000 in cash.

On January 27, 2014, the Company sold 2,106 shares of common stock to one investor at $0.95 per share for $2,000.70.

On August 14, 2014, the company entered into a stock subscription agreement with Mr. Bao Dong Han, an affiliated of the Company’s Joint venture Partner, whereby the Company sold 250,000 shares of its common stock to Bao Dong Han, at $0.40 per share, for $100,000 in cash.

F-20

Note 10 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At August 31, 2014, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $257,124 that may be offset against future taxable income through 2034. No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $87,422 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The valuation allowance increased by $71,018 and $16,404 for the reporting period ended August 31, 2014 and 2013, respectively.

Components of deferred tax assets are as follows:

	August 14, 2014	August 31, 2013
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$87,422	$16,404

Less valuation allowance	(87,422)	(16,404)

Deferred tax assets, net of valuation allowance	$-	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the reporting period ended August 31, 2014	For the reporting period ended August 31, 2013

Federal statutory income tax rate	34.0%	34.0%

Increase (reduction) in income tax provision resulting from:

Net operating loss (“NOL”) carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Tax years that remain subject to examination by major tax jurisdictions

The Company's corporation income tax returns are subject to audit under the statute of limitations by the Internal Revenue Service and the State of California for a period of three (3) years from the date they are filed. The table below summarizes the tax years for which the Company's corporation income tax returns remain subject to audit under the statute of limitations by the Internal Revenue Service and the State of California:

Tax Year Ending Date	Date Tax Return Filed	Remaining Subject to Audit (Y/N)

August 31, 2013	01/25/2014	Y

August 31, 2014		Y

Note 11 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent event(s) to be disclosed.

F-21

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

FAIRWIND ENERGY INC.

750,000 SHARES OF

COMMON STOCK

TO BE SOLD BY FAIRWIND ENERGY INC.

695,856 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2015 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2015

37

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)

SEC Registration Fee	$226
Accounting Fees	3,000
Printing Costs	1,000
Transfer Agent fees	500
TOTAL	$4,726

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-1

 RECENT SALES OF UNREGISTERED SECURITIES

On April 18, 2013, we offered and sold 4,000,000 shares of common stock to Michael Winterhalter, our President and Chief Executive Officer, then-Secretary, Treasurer and Chairman of the Board of Directors at a purchase price of $0.001 per share, for aggregate consideration of $4,000. The offer and sale was made in a non-public offering pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

On April 18, 2013, we offered and sold 1,000,000 shares of common stock to Eric Krogius, who became a Director on June 2, 2103, at a purchase price of $0.001 per share, for aggregate consideration of $1,000. The offer and sale was made in a non-public offering pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Between May 15, 2013 and July 11, 2013, we offered and sold an aggregate of 300,000 shares of common stock for a purchase price of $0.40 per shares to four purchasers for aggregate proceeds of $120,000. The offer of 300,000 shares was made solely to “accredited investors” in a non-public offering pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, promulgated pursuant to the Securities Act of 1933, as amended.

On December 3, 2013, we offered and sold 375,000 shares of common stock to Han Bao Dong, at a purchase price of $0.40 per share, for aggregate proceeds of $150,000. The offering was made offshore of the U.S., to a non-U.S. person, , with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

On January 14, 2014, we offered and sold 2,106 shares of common stock to one purchaser at a purchase price of $0.95 per share for aggregate proceeds of $2,000.70. The offer and sale was made in a non-public offering pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

On August 14, 2014 we sold 250,000 shares of common stock to Han Bao Dong, at a purchase price of $0.40 per share, for aggregate proceeds of $100,000. The offering was made offshore of the U.S., to a non-U.S. person, , with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended. The offer was made on December 3, 2013.

II-2

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1.1	Articles of Incorporation of Registrant (1)
3.1.2	Articles of Association for Xingcheng SK Composite Co., Ltd. (1)
3.2.1	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (2)
10.1	Joint Venture Contract for Sino-Foreign Composites Company with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd. dated October 26, 2014 (1)
10.2	Letter Agreement dated April 30, 2014, by and between FairWind Energy Inc. and Michael Winterhalter (2)
10.3	Letter Agreement dated April 30, 2014, by and between FairWind Energy Inc. and Eric Krogius (2)
10.4	Letter Agreement dated May 15, 2014, by and between FairWind Energy and Martin Wang (2)
10.5	Form of Subscription Agreement
23.1	Consent of Li and Company, PC (3)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) (2)

 _______________

(1) Incorporated by reference to the Registrant’s Form S-1 (File No. 333-194975), filed with the Commission on April 1, 2014.

(2) Incorporated by reference to the Registrant’s Amendment No. 1 to Form S-1 (File No. 333-194975), filed with the Commission on October 31, 2014.

(3) Incorporated by reference to the Registrant’s Amendment No. 2 to Form S-1 (File No. 333-194975), filed with the Commission on December 17, 2014.

II-3

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Monarch Beach, State of California, on January 7, 2015.

FAIRWIND ENERGY INC. (Registrant)

By:	/s/ Mike Winterhalter
Name:	Mike Winterhalter
Title:	President, Chief Executive Officer, Treasurer, and Director
(Principal Executive Officer and Principal Accounting and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Winterhalter, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of FairWind Energy Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: January 7, 2015	By:	/s/ Mike Winterhalter
	Name:	Mike Winterhalter
	Title:	President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer and Principal Accounting and Financial Officer)

Dated: January 7, 2015	By:	/s/ Scott Thomas
	Name:	Scott Thomas
	Title:	Vice President, Secretary, and Director

Dated: January 7, 2015	By:	/s/ Eric Krogius
	Name:	Eric Krogius
	Title:	Director

Dated: January 7, 2015	By:	/s/ Robert Drust
	Name:	Robert Drust
	Title:	Director

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Exhibit Index

Exhibit	Description

3.1.1	Articles of Incorporation of Registrant (1)
3.1.2	Articles of Association for Xingcheng SK Composite Co., Ltd. (1)
3.2.1	Bylaws of the Registrant (1)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (2)
10.1	Joint Venture Contract for Sino-Foreign Composites Company with Xingcheng Haibao Advanced Materials Industrial Park Co., Ltd. dated October 26, 2014 (1)
10.2	Letter Agreement dated April 30, 2014, by and between FairWind Energy Inc. and Michael Winterhalter (2)
10.3	Letter Agreement dated April 30, 2014, by and between FairWind Energy Inc. and Eric Krogius (2)
10.4	Letter Agreement dated May 15, 2014, by and between FairWind Energy and Martin Wang (2)
10.5	Form of Subscription Agreement
23.1	Consent of Li and Company, PC (3)
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1) (2)

(1) Incorporated by reference to the Registrant’s Form S-1 (File No. 333-194975), filed with the Commission on April 1, 2014.

(2) Incorporated by reference to the Registrant’s Amendment No. 1 to Form S-1 (File No. 333-194975), filed with the Commission on October 31, 2014.

(3) Incorporated by reference to the Registrant’s Amendment No. 2 to Form S-1 (File No. 333-194975), filed with the Commission on December 17, 2014.

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